Exhibit 99.8

                  (Text of graph posted to Ashland Inc.'s website
                         concerning Valvoline's revenue)


                     Valvoline Revenue Monthly ($, Millions)

                                  2000        2001         2002        2003
                                 -----       -----        -----       -----

              January             87.7        83.5         94.0        96.5
              February            95.5        78.0         86.2        93.4
              March              102.8       105.1         92.4       111.0
              April               82.2        82.5        107.7       101.1
              May                 92.2       102.7        104.0       105.7
              June                89.1        90.3         92.8        99.9
              July                85.9        97.8        107.8       110.4
              August             103.0       101.1        108.3       105.6
              September          100.0       110.1        104.2       129.8
              October             86.2        91.2        100.3
              November            79.5        87.8         88.2
              December            75.7        75.7         92.8





               Valvoline Revenue 12 Month Rolling Average ($, Millions)



                                2000        2001         2002        2003
                                ----        ----         ----        ----

              January           89.5        89.6         93.0        98.4
              February          90.6        88.2         93.7        99.0
              March             91.6        88.4         92.7       100.6
              April             90.1        88.4         94.8       100.0
              May               90.1        89.3         94.9       100.2
              June              89.4        89.4         95.1       100.8
              July              88.9        90.4         95.9       101.0
              August            89.5        90.2         96.5       100.8
              September         89.7        91.0         96.0       102.9
              October           90.1        91.5         96.8
              November          90.2        92.2         96.8
              December          90.0        92.2         98.2